U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                 Date of Report: October 20, 1998


                 PRINCETON MANAGEMENT CORPORATION
                 --------------------------------
      (Exact name of registrant as specified in its charter)


                            COLORADO
                            --------
           (State or other jurisdiction of incorporation)


      0-22095                                 84-1039267
      -------                                 ----------
(Commission File No.)                        (IRS Employer
                                           Identification No.)


5650 Greenwood Plaza Blvd.
Suite 216
Englewood, Colorado                                       80111
-------------------                                       -----
(Address of principal executive offices)                (Zip code)


Registrant's telephone number, including area code: (303) 741-1118

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Item 2.  Acquisition and Disposition of Assets.

     Effective October 19, 1998, Princeton Management Corporation (the "Company") entered into a letter of intent with USA Service Systems, Inc. ("USA"), a privately held Florida corporation, whereby the Company has agreed in principle to enter into a share exchange agreement with USA whereby the Company will acquire all of the issued and outstanding shares of USA in exchange for issuance by the Company of previously unissued "restricted" common stock. The relevant terms of the proposed transaction require the Company to undertake a forward split of its issued and outstanding common stock, whereby 4.33 shares of common stock shall be issued in exchange for each share of common stock issued and outstanding, in order to establish the number of issued and outstanding common shares of the Company at Closing to be 1,250,000 shares and thereafter, issue to the USA shareholders an aggregate of 3,750,000 "restricted" common shares, representing 75% of the Company's then outstanding common stock, in exchange for all of the issued and outstanding shares of USA.

     The proposed share exchange is subject to satisfaction of certain conditions, including but not limited to completion of due diligence activities and the approval of the transaction by all of the USA shareholders. If the proposed transaction with USA is consummated, the present officers and directors of the Company are expected to resign their respective positions with the Company, to be replaced by the present management of USA. If these conditions are met, it is expected that the proposed transaction with USA will close on or about November 1, 1998. However, there are no assurances that the proposed transaction will close on the aforesaid date, or that any unforeseen delay will occur. A copy of the letter of intent between the Company and USA is attached hereto as Exhibit 2.0 and incorporated herein as if set forth.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)  Exhibits.

     2.0  Letter of Intent between the Company and USA Service
Systems, Inc.

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                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PRINCETON MANAGEMENT CORPORATION



                                   By:/s/ Gregory J. Simonds
                                      ---------------------------
                                      Gregory J. Simonds,
                                      President

Dated:  October 20, 1998


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                PRINCETON MANAGEMENT CORPORATION
                    _______________________

                          EXHIBIT 2.0
                    _______________________

                    LETTER OF INTENT BETWEEN

                        THE COMPANY AND

                    USA SERVICE SYSTEMS, INC.
                    ________________________













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
                PRINCETON MANAGEMENT CORPORATION
                    5650 Greenwood Plaza Blvd.
                           Suite 216
                    Englewood, Colorado 80111

                         October 9, 1998



Board of Directors
USA Service Systems, Inc.
10770 Wiles Road
Coral Springs, FL 33076
Attention: Mr. George Pursglove, President

     Re:  Plan of Reorganization Between Princeton
          Management Corporation and USA Service
          Systems, Inc.

Dear Mr. Pursglove:

This letter is intended to express the general terms of the Plan of Reorganization to be formalized between Princeton Management Corporation, a Colorado corporation ("PMC") and USA Service Systems, Inc., a Florida corporation ("USA"). The objective of our discussions has been the execution and consummation of applicable, formal Agreement(s) between PMC and USA (the "Exchange Agreements") which, among other things, would provide for the various matters set forth below.

  1. Plan of Share Exchange and Reorganization of the Companies. The board of directors of PMC and USA have completed an initial evaluation of the business plans, financial statements and other relevant corporate documents of the others and have concluded that a share exchange of USA with PMC, whereby PMC would issue shares of its common stock equal to aggregate ownership of approximately 75% of its outstanding shares, in exchange for 100% of the then outstanding securities of USA, would be in the best interest of both companies. It is the intent of the parties hereto that the proposed share exchange of USA into PMC be effected as a tax-free reverse merger pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

  2.  Terms of Share Exchange.

      (A) PMC Capitalization. PMC's total authorized capital stock consists of 20,000,000 shares of Preferred Shares, par value $0.01 per share, and 100,000,000 are Common Shares, par value $0.0001 per share. As of the date hereof there are 288,600 common shares of PMC issued and outstanding. There are no preferred shares issued or outstanding. Prior to Closing, as defined hereinbelow, the Board of Directors of PMC shall undertake a forward split of the PMC issued and outstanding common stock, whereby 4.33 shares of common stock shall be issued in exchange for

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
USA Service Systems, Inc.
October 9, 1998
Page 2


each share of common stock issued and outstanding, in order to establish the number of issued and outstanding common shares of PMC at Closing to be 1,250,000 shares.

      (B) USA Capitalization. USA's total authorized capital consists of 30,000,000 Common Shares, $.001 par value per share.
As of the date of Closing, as defined hereinbelow, there will be 2,919,500 Common Shares issued and outstanding.

      (C)  Special Board and Shareholder Meetings.

      (i) Prior to Closing, the Board of Directors of PMC will, if deemed necessary by counsel to PMC, obtain the consent of the PMC shareholders for the purposes of: (a) ratifying the transaction proposed herein; (b) amending the PMC Articles of Incorporation, to change the name of PMC to "USA Service Systems, Inc.", or such other name as may be available and acceptable to the present USA Board of Directors; (c) undertaking any additional amendments to the PMC Articles of Incorporation reasonably requested by the USA Board of Directors and reasonably acceptable to the PMC Board of Directors.

      (ii)  Prior to Closing, the Board of Directors of USA will
      (a) obtain the consent of the USA shareholders for the purposes of ratifying the transaction proposed herein, including providing applicable dissenter's rights afforded to the USA shareholders pursuant to the laws of the State of Florida; and (b) take all additional action necessary to cause the intent of this letter to be adopted and ratified.

      (D) Share Exchange. Subject to the approval of the terms and conditions included herein (hereinafter the "Closing Date"), the USA shareholders shall tender all of their issued and outstanding securities to PMC for 3,750,000 "restricted" Common Shares of PMC (post forward split), with PMC emerging as the surviving entity and USA emerging as a wholly owned subsidiary of PMC.

      (E) Officers and Directors. At Closing, the present officers and directors of PMC shall deliver to USA their respective letters of resignation, along with certified minutes of the PMC
Board of Directors accepting such resignation and appointing to the PMC Board those persons designated by USA to be officers and directors of the surviving entity herein.

  3. Financial Condition of PMC. Except as provided herein, as of the Closing Date, PMC balance sheet will reflect no assets or


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USA Service Systems, Inc.
October 9, 1998
Page 3


liabilities.

  4. Financial Condition of USA. USA hereby represents and warrants that there will be no material negative deviation from its unaudited financial statements dated August 31, 1998 as of the date of Closing.

  5.  Conditions to Closing.

      (A) Closing. The Closing of the transaction proposed herein shall take place as soon as practical after all action necessary to properly consummate the transaction proposed herein has been undertaken by the parties hereto. The Closing shall take place in Aurora, Colorado at the offices of legal counsel for PMC, Andrew I. Telsey, P.C., 2851 S. Parker Road, Suite 720, Aurora, Colorado 80014, or such other location as the parties may so agree. At the discretion of the parties hereto, Closing may also occur via telephonic means.

      (B) To Be Provided by USA. At Closing, USA shall provide to the present Board of Directors of PMC an investment letter in a form acceptable to counsel to PMC, duly executed by each USA shareholder, acknowledging that each such shareholder is exchanging their respective securities of USA for their pro rata applicable number of PMC common shares, that such shares to be acquired by each USA shareholder are solely for their account and for investment and they have no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer to any person such shares, or any portion thereof.

      (C) Non-Delivery. Failure by USA to provide the item described hereinabove or otherwise comply with the provisions included in Paragraph 4, above, shall render this proposed transaction voidable at the discretion of the present Board of Directors of PMC. For purposes herein, any deviation in excess of 10% shall be construed as a negative deviation to the financial condition of USA represented herein.

      (D) Representations of PMC. PMC hereby represents that, as of the Closing date, it shall be current in all filings required to be tendered to the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, including but not limited to, filings on Forms 10-K, 10-KSB, 10-Q and/or 10-QSB.

      (E) Private Sale of PMC Common Stock. Some of the current inside shareholders of PMC may sell some or all of their PMC common


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USA Service Systems, Inc.
October 9, 1998
Page 4


shares owned by them, subject to the exemptions, restrictions, terms and limitations applicable to such sales under state and federal securities laws.

  6. Default. In the event USA fails to perform pursuant to Paragraph 5, above, or close the transaction without the fault of PMC, USA shall be responsible for payment of all reasonable costs incurred by PMC, including but not limited to attorneys fees, due diligence costs, costs related to proxy solicitation and such other costs as may be incurred directly relating to this proposed transaction. Otherwise, each party hereto shall be responsible for payment of their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not this transaction is consummated.

  7. Confidentiality. Upon the signing of this Letter of Intent, PMC and USA will provide to each other full access to their books and records and will furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information), obtained concerning the other's operations, assets and business.

  8. Retainer of Counsel. The principals of the parties hereto will assign the SEC counsel who is responsible for the preparation of all required/desired SEC filings. As a material condition hereto, upon execution hereof by USA, USA shall tender a non-refundable fee of $25,000 to counsel to PMC, herein referenced, payable upon execution hereof, in order to allow such counsel to commence preparation of all SEC filings and other related documentation necessary to allow PMC to comply with the rules and regulations necessary to consummate the transaction proposed herein.

  9. Finders Fees. It is hereby acknowledged that each party hereto may be responsible for payment of certain finders fees relating to the transaction proposed herein and that as a further condition to Closing, as defined herein, each party shall warrant in such Closing documents that such finders fees have been paid and further, shall indemnify and hold harmless the other party from such obligation.

  10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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USA Service Systems, Inc.
October 9, 1998
Page 5


  11. Jurisdiction. It is the intention of the parties that the laws of the State of Colorado govern the determination of the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

  12. Notices. Any notice relevant herein shall be deemed to have been sufficiently served for all purposes if delivered personally to the party to whom the same is directed, or, if sent, by deposit with the United States mail, certified mail, return receipt requested postage prepaid, at such party's address listed hereinabove, or to such other address as shall be furnished in writing by any party to the other. any such notice shall be deemed to be given three (3) days after deposited in the U.S. mail.

  13. Further Action. Each party shall execute and deliver such papers, documents and instruments, and perform such acts as are necessary or appropriate to implement the terms hereof and the intent of the parties hereto.

  14. Amendments. This Agreement may only be amended by the mutual consent of all the parties hereto which Amendment shall be in writing, duly executed by the parties.

Except for the agreements set forth in Paragraphs 6, 7 and 8 hereof, this letter is not intended as a contract or to create any enforceable rights or obligations whatsoever on the part of either party. No obligations on the part of either party with respect to the matters covered hereby (other than as set forth in Paragraphs 6, 7 and 8 hereof) shall exist unless and until a written agreement, satisfactory in form and substance to both parties, has been approved by their respective boards of directors and shareholders, if necessary, and executed by officers specifically authorized to do so.

If the foregoing accurately reflects your understanding of the terms and conditions of our agreement please so indicate by signing below as designated.

Yours truly,

PRINCETON MANAGEMENT CORPORATION



By: /s/ Gregory J. Simonds
   --------------------------------
   Gregory J. Simonds, President

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USA Service Systems, Inc.
October 9, 1998
Page 6


APPROVED AND ACCEPTED this 19th day of October, 1998.

USA SERVICE SYSTEMS, INC.



By: /s/ George Pursglove
   --------------------------------
   George Pursglove, President










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